                                 AMENDMENT NO. 8
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of March 27, 2006, amends the Master Investment Advisory Agreement (the "Agreement"); dated June 21, 2000, between AIM Equity Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to delete AIM Aggressive Growth Fund, AIM Blue Chip Fund and AIM Weingarten Fund from the Agreement; and

     WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fee payable by AIM Constellation Fund and AIM Large Cap Growth Fund effective March 27, 2006;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A

                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                     EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                     ------------------------------------
AIM Capital Development Fund                June 1, 2000

AIM Charter Fund                            June 1, 2000

AIM Constellation Fund                      June 1, 2000

AIM Diversified Dividend Fund             December 28, 2001

AIM Large Cap Basic Value Fund              June 1, 2000

AIM Large Cap Growth Fund                   June 1, 2000

AIM Mid Cap Growth Fund                     June 1, 2000

AIM Select Basic Value Fund                August 29, 2002

                                   APPENDIX B

                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                             AIM CONSTELLATION FUND

NET ASSETS                                             ANNUAL RATE
----------                                             -----------
First $150 million..................................       0.80%
Over $150 million...................................      0.625%

                          AIM CAPITAL DEVELOPMENT FUND
                            AIM LARGE CAP GROWTH FUND

NET ASSETS                                             ANNUAL RATE
----------                                             -----------
First $350 million..................................       0.75%
Over $350 million...................................      0.625%

                                AIM CHARTER FUND

NET ASSETS                                             ANNUAL RATE
----------                                             -----------
First $30 million...................................       1.00%
Over $30 million to and including $150 million......       0.75%
Over $150 million...................................      0.625%

                          AIM DIVERSIFIED DIVIDEND FUND

NET ASSETS                                             ANNUAL RATE
----------                                             -----------
First $350 million..................................       0.60%
Next $350 million...................................       0.55%
Next $1.3 billion...................................       0.50%
Next $2 billion.....................................       0.45%
Next $2 billion.....................................       0.40%
Next $2 billion.....................................      0.375%
Over $8 billion.....................................       0.35%

                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS                                             ANNUAL RATE
----------                                             -----------
First $1 billion....................................       0.60%
Over $1 billion to and including $ 2 billion........      0.575%
Over $2 billion.....................................       0.55%

                             AIM MID CAP GROWTH FUND

NET ASSETS                                             ANNUAL RATE
----------                                             -----------
First $1 billion....................................       0.80%
Over $1 billion.....................................       0.75%

                           AIM SELECT BASIC VALUE FUND

NET ASSETS                                             ANNUAL RATE
----------                                             -----------
First $1 billion....................................       0.75%
Over $1 billion to and including $ 2 billion........       0.70%
Over $2 billion.....................................       0.65%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM EQUITY FUNDS


Attest: /s/ Ofelia M. Mayo              By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Assistant Secretary                 Robert H. Graham
                                            President

(SEAL)

                                        A I M ADVISORS, INC.


Attest: /s/ Ofelia M. Mayo              By: /s/ Mark H. Williamson
        -----------------------------       ------------------------------------
        Assistant Secretary                 Mark H. Williamson
                                            President

(SEAL)